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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Corporate Asset Backed Corporation, on behalf of
              CABCO Series 2004-101 Trust (Goldman Sachs Capital I)

                   ------------------------------------------

             (Exact name of registrant as specified in its charter)

                Delaware                                     22-3281571
(State of incorporation or organization)       (IRS Employer Identification No.)

445 Broad Hollow Road, Suite 239,
Melville, New York                                             11747
(Address of principal executive offices)                     (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
033-91744-05.

Securities to be registered pursuant to Section 12(b) of the Act:



Title Of Each Class To                          Name Of Each Exchange On Which
   Be So Registered                             Each Class Is To Be Registered
---------------------                           -------------------------------
CABCO Series 2004-101 Trust                      New York Stock Exchange, Inc.
(Goldman Sachs Capital I)
Floating Rate Callable Certificates


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       Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE


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ITEM 1. Description of Registrant's Securities to be Registered.

            The description of the CABCO Series 2004-101 Trust (Goldman Sachs Capital I) Floating Rate Callable Certificates is contained in the Prospectus, dated January 26, 2004, included in the Registrant's Registration Statement on Form S-3 (No. 333-111572) under the caption "Description of the Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated May 13, 2004, filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2. Exhibits.

            The securities described herein are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with
Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

            1. Amended and Restated Certificate of Incorporation of Corporate Asset Backed Corporation is set forth as Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-61522), filed on May 23, 2001, and is incorporated herein by reference.

            2. Amended and Restated By-laws of Corporate Asset Backed Corporation are set forth as Exhibit 3.2 to the Registrant's Registration Statement on Form S-3 (File No. 333-61522), filed on May 23, 2001, and is incorporated herein by reference.

            3. Trust Agreement, dated as of May 20, 2004, (including a form of CABCO Series 2004-101 Trust (Goldman Sachs Capital I) Floating Rate Callable Certificate) is set forth as Exhibit 4.1 to the Current Report on Form 8-K, dated May 20, 2004, and is incorporated herein by reference.


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      CORPORATE ASSET BACKED
                                      CORPORATION, on behalf of
                                      CABCO Series 2004-101 Trust
                                      (Goldman Sachs Capital I)

Date:  May 21, 2004


                                      By: /s/ James Hausmann
                                          --------------------------------------
                                          Name:  James Hausmann
                                          Title: Vice President